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     Because  the  electronic  format  of filing  Form  N-SAR  does not  provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Short Intermediate Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      1,637,052         0.12             12,484,123        5.97


     Class B      155,349  0.10             1,451,291         5.97


     Class C      326,176  0.10             3,073,845         5.97


     Class I      24,896,245        0.13             186,584,901       5.97


     Class IS     397,148  0.12             2,987,234         5.97





     Evergreen Limited Duration Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A            68,181      0.18                361,459        10.09


     Class B            94,318      0.14                649,041        10.09


     Class C           143,304      0.14                954,612        10.09


     Class I        6,798,038        0.19               33,114,369     10.09


     Class IS         203,429       0.18             1,011,610         10.09




















     Evergreen Adjustable Rate Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      14,111,733        0.17               69,256,778      9.26


     Class B      8,058,343         0.14               51,686,822      9.26


     Class C      17,058,803        0.14             103,455,033       9.26


     Class I      40,941,833        0.19             206,406,161       9.26


     Class IS     8,977,412         0.18               39,231,210      9.26





     Evergreen Institutional Enhanced Income Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class I      6,556,190         0.19               34,085,063      9.99